UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 18, 2004

                              Used Kar Parts, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Florida                                             04-3721895
---------------------------------                          --------------------
  (State or other jurisdiction                                 IRS Employer
of incorporation or organization)                           Identification No.)

                          3 West 57th Street, 8th Floor
                            New York, New York 10019
                    ----------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (646) 442-4985


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5   Other Events and Required FD Disclosure.


         On May 18, 2004, Used Kar Parts, Inc., a Florida corporation ("Used Kar"), entered into a Securities Exchange Agreement (the "Agreement") by and among Xenomics, a California corporation (the "Xenomics") and the individuals named on Schedule 1.1 thereto (the "Shareholders") A copy of the Agreement is attached hereto as Exhibit 10.1.

         Pursuant to the Agreement, Used Kar agreed to purchase all of the outstanding shares of common stock of Xenomics which is owned by the Shareholders aggregating 3,807,055 shares in exchange for 2,258,001 shares of common stock of Used Kar. The closing of the transaction is subject to a number of conditions, including (i) the closing occurring prior to June 15, 2004, (ii) Used Kar completing a private placement of its common stock, (iii) Xenomics entering into a consulting agreement with L. David Tomei and employment agreements with each of Samuil Umansky and Hovsep Melkonyan (each of whom are shareholders), (iv) each of L. David Tomei, Samuil Umansky and Hovsep Melkonyan entering into a one year option agreement with Used Kar to acquire certain technology from Xenomics upon the occurrence of certain conditions related to the failure of Used Kar to apply financial resources to the development of the technology and (v) a voting agreement being entered into by Used Kar, the Shareholders, Used Kar's shareholders holding unregistered common stock and the investors in the proposed private placement to provide certain protection for minority shareholders.


Item 7   Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


                  Exhibit
                  Number                   Description
                  ------                   -----------

                  10.1 Securities Exchange Agreement by and among Used Kar Parts, Inc., the individuals named on Schedule 1.1 thereto and Xenomics dated as of May 18, 2004.

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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.




Dated: June 1, 2004                         USED KAR PARTS, INC.



                                            By:  /s/ Christoph Bruening
                                                ------------------------------
                                                Christoph Bruening
                                                President

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